SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 18, 2011

Littlefield Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-24805	74-2723809
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2501 North Lamar Boulevard
Austin, Texas 78705
(Address of principal executive office)
Issuer's telephone number:   (512) 476-5141

Item 5.07.      Submission of Matters to a Vote of Security Holders.

At the Littlefield annual meeting of stockholders held on May 18, 2011, the stockholders elected each of the following individuals to serve on the Board of Directors for a one year term

Proposal #1

Nominees	Votes For	Votes Withheld	Broker Non Votes
Jeffrey L Minch	12,931,822	91,852	3,432,728
Carlton R Williams Jr	12,930,790	92,884	3,432,728
Charles M Gillman	12,929,790	93,884	3,432,728
James P Roberts II	12,929,010	94,664	3,432,728
Alfred T Stanley	12,983,254	40,420	3,432,728
Michael L Wilfley	12,930,790	92,884	3,432,728

In addition, the following proposals were voted on and approved at the Annual Meeting.

Proposal #2	Votes For	Votes Against	Abstentions	Broker Non Votes
Proposal to ratify the appointment of Padgett, Stratemann & Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011	16,259,872	170,426	26,104	0

In addition, the following advisory proposals were voted on at the Annual Meeting.

Proposal #3	Votes For	Votes Against	Abstentions	Broker Non Votes
Advisory vote regarding the compensation of the President and CEO	4,973,027	211,804	242,889	5,426,834

Proposal #4	Votes For	Votes Against	Abstentions	Broker Non Votes
Advisory vote regarding the compensation of the Board of Directors	4,981,875	201,139	253,506	5,418,034

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTLEFIELD CORPORATION

Date: May 20, 2011	/s/ Richard S. Chilinski
Richard S. Chilinski Executive Vice President & Chief Financial Officer